UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THE NEW YORK TIMES COMPANY
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The following press release was issued by The New York Times Company:

Press Release

Contact:	Paula Schwartz, 212-556-5224; E-mail: paula.schwartz@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY TO WEBCAST

BEAR STEARNS 21ST ANNUAL MEDIA CONFERENCE PRESENTATION

NEW YORK, March 5, 2008 – The New York Times Company announced today that its presentation at the Bears Stearns 21st Annual Media Conference will be accessible via live webcast on http://www.nytco.com/investors/index.html.  The Company’s presentations will include an update on its business and strategies.

The Company will present at 9:20 a.m. E.S.T. on Tuesday, March 11th.

An archive of the webcast will be available on the Company’s Web site for 30 days.  The Company will also post its presentation in the Investors section of its Web site.

The New York Times Company (NYSE: NYT), a leading media company with 2007 revenues of $3.2 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, WQXR-FM and more than 50 Web sites, including NYTimes.com, Boston.com and About.com.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

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The New York Times Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with our upcoming annual meeting and the notice we received from one of our stockholders.  Information regarding the interests of the directors, executive officers and certain other employees who may be deemed to be participants in the proposal that is the subject of the meeting is included in the proxy statement that we filed in connection with such annual meeting.  The New York Times Company stockholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it will contain important information.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the Web site maintained by the Securities and Exchange Commission at www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement, and other materials we file, will also be available for free at our Web site at www.nytco.com in the Investors section.